EXHIBIT 10.28

TENTH AMENDMENT
TO THE
AMERICAN EXPRESS RETIREMENT RESTORATION PLAN

WHEREAS, pursuant to its delegation powers, the Compensation and Benefits Committee (the "CBC") of the Board of Directors of American Express Company (the "Company") has authorized the Executive Vice President, Global Total Rewards and Medical of the Company to amend the American Express Retirement Restoration Plan (the "Plan") to make administrative changes that do not materially change the level of benefits under the Plan; and
WHEREAS, the undersigned Executive Vice President, Global Total Rewards and Medical deems it reasonably necessary and appropriate to amend the Plan to update the Claims Procedures for revised Department of Labor regulations addressing claims procedures for disability-related benefits; now
THEREFORE, the Plan is hereby amended as set forth below:
1.   Section 10.2(a)(iv) of the Plan is amended in its entirety, effective immediately, to read as follows:
(iv) appropriate information as to the steps to be taken if the claimant wishes to submit the claim for review, including an explanation of the claimant's right to access and receive copies of relevant documents;
2.   Section 10.2(b) of the Plan is amended in its entirety, effective immediately, to read as follows:
(b) If the claim is a claim that requires a determination regarding whether a Participant is disabled to be made by the Administrator (and not by some party other than the Administrator or the Plan for purposes other than a benefit determination under the Plan), the Administrator will respond to the claim within a reasonable period of time and in any case within 45 days (provided that the Administrator may utilize up to two 30-day extension periods, in each case to the extent that the Administrator determines that circumstances beyond the control of the Plan so require, and shall in each case provide the claimant with an advance notice setting forth the reasons for the extension and the date by which the Administrator expects to render a decision, the standards on which entitlement to Benefits is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve such issues).  In the event that additional information is necessary to resolve a claim requiring the Administrator to rule on the Participant's disabled status, the claimant shall be afforded at least 45 days to provide the information (during which time the periods to provide notice and a decision on the claim shall be tolled).
3.   Section 10.2(c) of the Plan is amended in its entirety, effective immediately, to read as follows:
(c) In the event of a claim requiring the Administrator to rule on the Participant's disabled status, the Administrator's written notice of claim denial shall provide the claimant (in addition to the items described in Section 10.2(a)) with (i) a discussion of the decision, including an explanation of the basis for disagreeing with or not following the views presented by the claimant to the Administrator of health care professionals treating the claimant and vocational professionals who evaluated the claimant, the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the claim denial, without regard to whether the advice was relied upon by the Administrator in denying the claim, and a determination of disability by the Social Security Administration presented by the claimant to the Administrator, (ii) a copy of any internal rule, guideline, protocol or other similar criterion relied upon during the claims process or a statement that no such internal rules, guidelines, protocols or other similar criteria exist, and (iii) if a medical necessity or experimental treatment or similar exclusion or limit was imposed, the Administrator will provide an explanation of the scientific or clinical judgment for the determination (applying the terms of the Plan to the claimant's medical circumstances) or a statement that such an explanation will be provided free of charge upon request.

4.   Section 10.3(b) of the Plan is amended in its entirety, effective immediately, to read as follows:
(b) In the event of a claim requiring the Administrator to make a determination regarding the Participant's disabled status, the claimant shall have 180 days after receipt of the written explanation described above to request in writing that the determination be reviewed, and shall be barred and estopped from challenging the determination if he or she does not request a review of the initial determination within such 180-day period.
5.   Section 10.4(a) of the Plan is amended in its entirety, effective immediately, to read as follows:
(a) After considering all materials presented by the claimant, the Administrator will render a written decision, setting forth the specific reasons for the decision and containing specific references to the relevant provisions of the Plan on which the decision is based.  The decision on review shall normally be made within 60 days after the Administrator's receipt of the claimant's claim or request.  If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified of the reasons for the extension and the date as of which the Administrator expects to make a decision, and the time limit shall be 120 days.  If additional information is needed, the deadline for the Administrator's response will be tolled for the time period granted to the claimant to provide the information (or the date that the claimant actually provides the information, if earlier).  The decision shall be in writing using language calculated to be understood by the claimant, and shall set forth:
(i) the specific reason or reasons for such denial;
(ii) the specific reference to relevant provisions of the Plan on which such denial is based;
(iii) a statement that the claimant is entitled, upon request and free of charge, to receive reasonable access to and copies of all documents, records and other information relevant to the claimant's claim (subject to attorney-client, attorney work-product and other applicable privilege rules unless otherwise required by ERISA); and
(iv) the claimant's right to bring an action under Section 502 of ERISA now that the claim has been denied on appeal (subject to Section 10.5) and, in the case of a decision regarding the Participant's disabled status, the applicable limitations period under Section 10.1(b) that applies to the claimant's right to bring such an action, including the calendar date on which the claimant's right to bring such an action expires.
6.   Section 10.4(b) of the Plan is amended in its entirety, effective immediately, to read as follows:
(b) In the event of a claim requiring the Administrator to make a determination regarding the Participant's disabled status, the Administrator shall ensure that no deference is afforded to the prior determination, that the persons who made the initial determination on behalf of the Administrator shall not be involved in the review, and that the persons who make the decision on review on behalf of the Administrator are not subordinates of the original decision-makers.  The Administrator shall not consider, generate or rely upon any new or additional information, or issue an appeal denial based on any new or additional rationale, without first providing the claimant, free of charge, with the new or additional evidence or rationale.  The information shall be provided as soon as possible and sufficiently in advance of the deadline for the Administrator to render a decision on review so that the claimant will have a reasonable opportunity to respond prior to that date.  In the event that a medical judgment is required, the persons conducting the review shall consult with a health care professional of appropriate training and experience in the relevant field of medicine and shall identify any medical or vocational experts consulted to the claimant.  No health care professional consulted in the course of the review shall be a person consulted in the course of the original determination (or a subordinate of such person).  The claim determination on review of a claim requiring the Administrator to make a determination regarding the Participant's disabled status shall be provided within 45 days (90 days, if the Administrator determines that special circumstances require an extension and so informs the claimant).  If additional information is needed, the deadline for the Administrator's response will be tolled for the time period granted to the claimant to provide the information (or the date that the claimant actually provides the information, if earlier).  In the event of such a claim denial, in addition to the items required above, the Administrator shall provide (i) a discussion of the decision, including an explanation of the basis for disagreeing with or not following the views presented by the claimant to the Administrator of health care professionals treating the claimant and vocational professionals who evaluated the claimant, the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the claim denial, without regard to whether the advice was relied upon by the Administrator in denying the claim, and a determination of disability by the Social Security Administration presented by the claimant to the Administrator, (ii) a copy of any internal rule, guideline, protocol or other similar criterion relied upon during the claims process or a statement that no such internal rules, guidelines, protocols or other similar criteria exist, and (iii) if a medical necessity or experimental treatment or similar exclusion or limit was imposed, the Administrator will provide an explanation of the scientific or clinical judgment for the determination (applying the terms of the Plan to the claimant's medical circumstances) or a statement that such an explanation will be provided free of charge upon request.

7.   The first sentence of Section 10.5 of the Plan is amended in its entirety, effective immediately, to read as follows:
Notwithstanding anything herein to the contrary, and except with respect to a claim which requires the Administrator to make a determination with respect to the Participant's disabled status (unless the Participant consents to binding arbitration of such claim), upon completion of the claims process set forth in this Article 10, the Administrator or a claimant will have the right to compel binding arbitration with respect to any claim involving the Plan.
Dated: 12/17/18	American Express Company

By: /s/ David Kasiarz
Its: EVP, Global Total Rewards and Medical